Exhibit 99.2
                                            Audie Setters
                                            Vice President
                                            ChevronTexaco Global Gas
Ph:  713-752-4775                           1111 Bagby Street
Fx:  713-752-3110                           Houston, TX 77002




                                                                   ChevronTexaco
December 13, 2004



HAND DELIVERED
--------------

Mr. Keith M. Meyer
President
Sabine Pass LNG, L.P.
717 Texas Ave., Suite 3100
Houston, Tx 77002

Re:  Terminal Use Agreement
---------------------------

Dear Keith:

In accordance with Section 3.3 of the Terminal Use Agreement between
Chevron U.S.A. Inc. ("CUSA") and Sabine Pass LNG, L.P. ("Sabine"), CUSA hereby notifies Sabine that as of this date it has satisfied the Management Condition Precedent in the TUA and is waiving the Equity Condition Precedent. Consequently, the TUA is now fully effective as to CUSA. As we've said before, we look forward to a long and constructive relationship with Sabine.

Sincerely,

/s/ Audie Setters

Audie Setters

c.c.  B. Hauhe
      D. Stevensen